EXHIBIT 1
TRANSACTIONS SINCE THE DATE OF THE MOST
RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the Nasdaq National Market System. The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
2/12/20101	Purchase	$5.8711	7100
2/16/20102	Purchase	5.8993	9800
2/17/20103	Purchase	5.7051	11107
2/18/20104	Purchase	5.751	1500
2/19/20105	Purchase	5.8037	12615
2/22/20106	Purchase	5.9349	6950
2/23/20107	Purchase	5.918	10039
2/24/20108	Purchase	5.9606	4630
2/25/20109	Purchase	5.9212	5873
2/26/201010	Purchase	5.969	15097
3/1/201011	Purchase	5.9657	18000
3/2/201012	Purchase	5.5511	70751
3/3/201013	Purchase	5.5542	12670
3/4/201014	Purchase	5.5269	15685
3/5/201015	Purchase	5.6431	16900
3/8/201016	Purchase	5.809	27000
3/9/201017	Purchase	5.9357	9921

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1 This transaction was executed in multiple trades at prices ranging from $5.85 - 5.91.
2 This transaction was executed in multiple trades at prices ranging from $5.85 - 5.94.
3 This transaction was executed in multiple trades at prices ranging from $5.51 - 5.82.
4 This transaction was executed in multiple trades at prices ranging from $5.67 - 5.77.
5 This transaction was executed in multiple trades at prices ranging from $5.69 - 5.89.
6 This transaction was executed in multiple trades at prices ranging from $5.83 - 5.95.
7 This transaction was executed in multiple trades at prices ranging from $5.90 - 5.94.
8 This transaction was executed in multiple trades at prices ranging from $5.95 - 5.98.
9 This transaction was executed in multiple trades at prices ranging from $5.86 - 5.95.
10 This transaction was executed in multiple trades at prices ranging from $5.95 - 6.00.
11 This transaction was executed in multiple trades at prices ranging from $5.90 - 6.00.
12 This transaction was executed in multiple trades at prices ranging from $5.49 - 5.62.
13 This transaction was executed in multiple trades at prices ranging from $5.52 - 5.57.
14 This transaction was executed in multiple trades at prices ranging from $5.40 - 5.64.
15 This transaction was executed in multiple trades at prices ranging from $5.46 - 5.68.
16 This transaction was executed in multiple trades at prices ranging from $5.72 - 5.90.
17 This transaction was executed in multiple trades at prices ranging from $5.86 - 5.99.